                                                                     EXHIBIT 5.1

                         [ERNST & YOUNG LLP LETTERHEAD]



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-10 No. 333-7802) and related Short Form Shelf Prospectus, as supplemented by the Prospectus Supplement of Gulf Canada Resources Limited dated November 6, 1998 for the registration of Debt Securities in the amount of U.S. $200 million and to the incorporation by reference therein of our report dated February 18, 1998 with respect to the consolidated financial statements of Gulf Canada Resources Limited included in its 1997 Annual Report to Shareholders (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP


Calgary, Canada
November 10, 1998                                 Chartered Accountants